Exhibit 10.34

TRI POINTE GROUP, INC.
AMENDED AND RESTATED
2013 LONG-TERM INCENTIVE PLAN
I.INTRODUCTION
1.1    Purposes. The purposes of the TRI Pointe Group, Inc. Amended and Restated 2013 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) to advance the interests of the Company by attracting and retaining directors, officers, employees, and other service providers; and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.
1.2    Certain Definitions.
“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.
“Board” shall mean the Board of Directors of the Company.
“Bonus Stock” shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.
“Bonus Stock Award” shall mean an award of Bonus Stock under this Plan.
“Cause” shall be defined as that term is defined in the participant’s offer letter, employment agreement, change in control agreement, or other similar agreement; or if there is no such definition, “Cause” means, as determined by the Company in its sole discretion and unless provided otherwise in the applicable Agreement, any of the following: (i) the participant’s breach of any agreement with the Company or any Subsidiary; (ii) the participant’s failure or refusal to satisfactorily perform the duties reasonably required of him or her as an employee to the Company or any Subsidiary; (iii) the participant’s commission of any act of fraud, embezzlement, dishonesty, or insubordination; (iv) the participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary; (v) the participant’s breach of a policy of the Company or any Subsidiary or the rules of any governmental or regulatory body applicable to the Company or any Subsidiary; or (vi) any other misconduct by the participant that has, or could have, an adverse impact on the business, reputation, or affairs of the Company or any Subsidiary. A Separation from Service for Cause shall be deemed to include a determination by the Company after the participant’s separation that circumstances existing before the separation would have entitled the Company or a Subsidiary to have terminated the participant’s service for Cause. All rights that a participant has or may have under this Plan shall be suspended automatically during the pendency of any investigation by the Company, or during any negotiations between the Company and the participant, regarding any actual or alleged act or omission by the participant of the type described in the applicable definition of Cause.
“Change in Control” shall be defined as that term is defined in the participant’s offer letter, employment agreement, change in control agreement, or other similar agreement; or if there is no such definition, “Change in Control” shall have the meaning set forth in Section 5.8(b).
“Chief Executive Officer” shall mean the Chief Executive Officer of the Company.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or any other stock exchange on which the shares of Common Stock have been listed by the Company.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.
“Company” shall mean TRI Pointe Group, Inc., a Delaware corporation, or any successor thereto.
“Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as that person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of securities on a Form S-8 registration statement (or any successor thereto).
“Disability” shall be defined as that term is defined in the participant’s offer letter, employment agreement, change in control agreement, or other similar agreement; or if there is no such definition, “Disability” means the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or has lasted or can be expected to last for a continuous period of 180 days or more, as determined by an independent physician selected with the approval of the Company or any Subsidiary and the participant.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there are no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as it shall at such time deem appropriate.
“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.
“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.
“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock that is not an Incentive Stock Option.
“Performance Award” shall mean a right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. Such criteria and objectives may include, without limitation, one or more of the following corporate-wide or subsidiary, division, operating unit, or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, expenses, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, return on operating costs, economic value created, operating margin, gross margin, the achievement of annual operating profit plans, net income before or after taxes, pretax earnings before interest, depreciation and/or amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, specified market penetration, cost targets, customer satisfaction, or any combination of the foregoing. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.
“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.
“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.
“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.
“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated, or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.
“Retirement” shall mean a participant’s voluntary Separation from Service without Cause at or after the time the participant has (i) attained age 60 and (ii) worked for the Company or its Subsidiaries for at least five years, provided that each of the following conditions must also be satisfied in order for the participant’s Separation from Service to constitute a Retirement.

(a)
The participant must provide the Company with written notice of his or her intent to retire on a form provided by the Company electing Retirement treatment under this Plan (a “Retirement Notice”) at least 180 days prior to the participant’s anticipated date of Retirement, as stated in the Retirement Notice. During this period, the participant shall remain an at-will employee and must remain in good standing and continue to meet all applicable performance standards, as determined by the Company.

(b)	The participant must execute a separation agreement and general release in a form acceptable to the Company.

(c)	The participant’s length of service with the Company and its Subsidiaries shall be determined by the Company.
“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.
“Section 409A” shall mean Section 409A of the Code.

“Separation from Service” shall mean the termination of the applicable participant’s employment with, and performance of services for, the Company and each Subsidiary, in each case as determined by the Company in its sole discretion. Unless otherwise determined by the Company, if a participant’s employment or service with the Company or a Subsidiary terminates but the participant continues to provide services to the Company or a Subsidiary in a Non-Employee Director capacity or as an employee, officer, or Consultant, as applicable, such change in status shall not be deemed a Separation from Service. Approved temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Separations from Service.
“Stock Award” shall mean a Bonus Stock Award, Restricted Stock Award, or a Restricted Stock Unit Award.
“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture, or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.
“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.
“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.
“Tax Date” shall have the meaning set forth in Section 5.5.
“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).
1.3    Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Bonus Stock, Restricted Stock, or Restricted Stock Units; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount, and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units, the dollar value subject to an award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award, and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Award shall lapse, and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee, subject to the terms of this Plan, shall interpret this Plan and the application thereof and establish rules and regulations it deems necessary or desirable for the administration of this Plan, and may impose, incidental to the grant of an award, conditions with respect to the award. All such interpretations, rules, regulations, conditions, and other actions by the Committee under this Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties.
The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or such other executive officer as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the Chief Executive Officer or any other executive officer with regard to the selection for participation in this Plan of an officer, director, or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing, or amount of an award to such an officer, director, or other person.
No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction, or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer and any other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or Bylaws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.
A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.
1.4    Eligibility. Participants in this Plan shall consist of such officers, Non-Employee Directors, employees, and Consultants, and persons expected to become officers, Non-Employee Directors, employees, and Consultants of the Company and its Subsidiaries as the Committee may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on an approved leave of absence.
1.5    Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 10,942,517 shares of Common Stock shall be available for all awards under this Plan, of which no more than 10,942,517 shares of Common Stock in the aggregate may be issued under this Plan in connection with Incentive Stock Options. The number of shares of Common Stock available under this Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards, and outstanding Performance Awards. To the extent that shares of Common Stock subject to an outstanding option, SAR, stock award, or performance award granted under this Plan or any predecessor plan are not issued or delivered by reason of (i) the expiration, termination, cancellation, or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan.
Notwithstanding anything in this Section 1.5 to the contrary, shares of Common Stock subject to an award under this Plan may not be made available again for issuance under this Plan if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR; (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding option or SAR; or (iii) shares repurchased on the open market with the proceeds of an option exercise. Shares delivered to or withheld by the Company to pay the withholding taxes for Stock Awards or Performance Awards shall again be available under this Plan.
The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).
Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.
Subject to adjustment as provided in Section 5.7, notwithstanding anything herein to the contrary, options and SARs may be granted, in the aggregate, to any one participant with respect to a maximum of 2,000,000 shares of Common Stock during a single calendar year. In addition, any Stock Award (other than a Bonus Stock Award) or Performance Award may be granted, in the aggregate, to any one participant, with respect to a maximum of 2,000,000 shares of Common Stock during a single calendar year. Such numbers shall be calculated and adjusted pursuant to Section 5.7 only to the extent that such calculation or adjustment will not affect the status of any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The maximum cash amount payable pursuant to that portion of a Performance Award earned for any 12-month period to any participant under this Plan shall not exceed $10.0 million.
Notwithstanding the foregoing, if the participant is a Non-Employee Director, the maximum amount of options, SARs, Stock Awards (including Bonus Stock Awards) and Performance Awards that may be granted during a single calendar year to any one Non-Employee Director shall be in the aggregate $300,000 as determined by the Fair Market Value of the shares of Common Stock underlying such options, SARs, Stock Awards (including Bonus Stock Awards), and Performance Awards on the applicable grant dates.
II.STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1    Stock Options. The Committee may grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee; provided, however, that Incentive Stock Options shall be granted only to persons who are employees of the Company or one of its Subsidiaries that is a corporation within the meaning of Section 7701(a)(3) of the Code, in accordance with Section 422 of the Code. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.
Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan (including Sections 5.8 and 5.9), as the Committee shall deem advisable:
(a)    Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided, further, that if an Incentive Stock Option is granted to any person who, at the time such option is granted, owns, or is deemed to own pursuant to Section 424(d) of the Code, capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.
Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.
(b)    Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided, further, that if an Incentive Stock Option is granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.
(c)    Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (E) a combination of (A), (B), and (C), in each case to the extent set forth in the Agreement relating to the option or as otherwise authorized by the Committee; (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option; and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.2    Stock Appreciation Rights. The Committee may grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.
SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan (including Sections 5.8 and 5.9), as the Committee shall deem advisable:
(a)    Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.
Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.
(b)    Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture, or other termination of the related option and no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted

Stock shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.
(c)    Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR, and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.3    No Repricing Without Stockholder Approval. Other than in connection with any equity restructuring or any other change in the Company’s capitalization (as described in Section 5.7), the Committee shall not, without stockholder approval, reduce the exercise price of a previously awarded option or SAR and, at any time when the exercise price of a previously awarded option or SAR is above the Fair Market Value of a share of Common Stock, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such option or SAR for cash or a new award with a lower (or no) exercise price.
III.STOCK AWARDS
3.1    Stock Awards. The Committee may grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Bonus Stock Award, Restricted Stock Award, or Restricted Stock Unit Award.
3.2    Terms of Bonus Stock Awards. The number of shares of Common Stock subject to a Bonus Stock Award shall be determined by the Committee. Bonus Stock Awards shall not be subject to any Restriction Periods or Performance Measures. Upon the grant of a Bonus Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or such shares shall be transferred to the holder in book entry form.
3.3    Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any), and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee and subject to the provisions of this Plan (including Sections 5.8 and 5.9), for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award does not incur a Separation from Service during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award incurs a Separation from Service during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)    Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms, and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.
(d)    Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
3.4    Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any), and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee and subject to the provisions of this Plan (including Sections 5.8 and 5.9), for the vesting of such Restricted Stock Unit Award (i) if the holder of such award does not incur a Separation from Service during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award incurs a Separation from Service during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)    Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.
IV.PERFORMANCE AWARDS
4.1    Performance Awards. The Committee may grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2    Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)    Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.
(b)    Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee and subject to the provisions of this Plan (including Sections 5.8 and 5.9), for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.
(c)    Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Award that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.
V.GENERAL
5.1    Effective Date and Term of Plan. This Plan originally became effective January 30, 2013. This Plan was subsequently amended effective as of June 23, 2014; July 7, 2015; and August 12, 2015, respectively. The terms and conditions set forth herein constitute an amendment and restatement of this Plan, effective as of February 21, 2019 (the “Amendment Date”), and shall not apply to any awards granted under this Plan prior to the Amendment Date. Each award under this Plan shall be governed by the terms of this Plan as in effect at the time the award was granted, i.e., amendment of this Plan shall not affect the terms or conditions of any award granted hereunder prior to amendment, unless specifically set forth in the amendment. This Plan shall terminate on January 30, 2023, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no such award may be made later than January 30, 2023.
5.2    Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.
5.3    Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or electronic acceptance, such award shall be effective as of the effective date set forth in the Agreement.
5.4    Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder, or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber, or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.
5.5    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local, or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise; or (E) any combination of (A), (B), and (C), in each case to the extent set forth in the Agreement relating to the award or as otherwise authorized by the Committee. Shares of Common Stock to be delivered or withheld may have an aggregate Fair Market Value up to the maximum amount required as may be necessary to satisfy the withholding obligations in this Section 5.5, and the shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. To the extent applicable, a participant may satisfy his or her withholding obligation only with shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
5.6    Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration, or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval, or other action has been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer, or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. The Committee may require any participant to sign such additional documentation, make such representations, and furnish such information as the Committee may consider appropriate in connection with the grant of awards under this Plan or issuance or delivery of shares under this Plan in compliance with applicable laws.
5.7    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding, and conclusive.
5.8    Change in Control.
(a)    Subject to the terms of the applicable award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:
(i)    provide that (A) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level;
(ii)    require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 5.7; and/or
(iii)    require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to Section 5.8(a)(i), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (2) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award or Performance Award have lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered, to the extent the Performance Period applicable to such award has lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.
(b)    A “Change in Control” of the Company shall be deemed to have occurred upon the happening of any of the following events:
(i)    The acquisition, other than from the Company, by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any entity with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding equity of such entity and the combined voting power of the then outstanding voting equity of such entity entitled to vote generally in the election of all or substantially all of the members of such entity’s governing body is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or
(ii)    The consummation of a reorganization, merger, or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, or consolidation; or
(iii)    A complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or
(iv)    Individuals who at the beginning of any two-year period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company during such two-year period and whose election, or whose nomination for election by the Company’s stockholders, to the Board was either (A) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (B) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents, or an actual or threatened tender offer.
Further, solely to the extent required by Section 409A, an event described above shall not constitute a Change in Control for purposes of the payment (but not vesting) terms of any Plan award subject to Section 409A unless such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A.
Notwithstanding the foregoing, any bona fide primary or secondary public offering shall not constitute a Change in Control.
5.9    Separation from Service. This Section 5.9 shall only apply to awards granted under this Plan on or after the Amendment Date.
(a)    Retirement. Unless provided otherwise by the Committee, if a participant incurs a Retirement, the participant’s outstanding unvested awards under this Plan shall be eligible to vest as follows:
(i)    For awards that vest based solely on continued service, the proportion of an award vesting under this provision shall be equal to the number of days in the Restriction Period for such award that elapsed before the Separation from Service divided by the total number of days in such Restriction Period (for the avoidance of doubt, net of any proportion of the award that has already vested), provided that, if the first anniversary of the grant of an award has not occurred or will not occur by Retirement, a minimum of 365 days (but in no event more than 100%) of vesting shall be allotted to the participant. If the participant incurs a Separation from Service due to death or Disability after the participant provides a

Retirement Notice but before Retirement, the participant’s awards shall be treated as though the participant’s Retirement occurred upon such Separation from Service. Any awards vesting under this Section 5.9(a)(i) shall vest upon the participant’s Retirement or upon the participant’s earlier Separation from Service due to death or Disability, as applicable.
(ii)    For stock-based Performance Awards, (A) the proportion of an award vesting under this provision shall be equal to the number of days in the Performance Period for such award that elapsed before the Separation from Service divided by the total number of days in such Performance Period (for the avoidance of doubt, net of any proportion of the award that has already vested), provided that a minimum of 365 days (but in no event more than 100%) of vesting shall be allotted to the participant, and (B) the amount of the award vesting under this provision shall be based on actual achievement of the Performance Measures for such award measured at the end of the Performance Period, provided that if, after providing a Retirement Notice but before the end of the Performance Period, the participant incurs a Separation from Service due to death or Disability, the participant’s awards shall be treated as provided in Section 5.9(b). If a Change in Control occurs after the participant provides a Retirement Notice but before the end of the Performance Period, the participant’s awards shall be treated in accordance with the “Change in Control” provisions of the applicable Agreements. Any awards vesting under this Section 5.9(a)(ii) shall vest at the end of the applicable Performance Period, upon the participant’s earlier Separation from Service due to death or Disability, or upon an earlier Change in Control, as applicable.
(iii)    For cash-based Performance Awards, (A) the proportion of an award vesting under this provision shall be equal to the number of days in the Performance Period for such award that elapsed before the Separation from Service divided by the total number of days in such Performance Period (for the avoidance of doubt, net of any proportion of the award that has already vested), and (B) the amount of the award vesting under this provision shall be based on actual achievement of the Performance Measures for such award measured at the end of the Performance Period, provided that if, after providing of a Retirement Notice but before the end of the Performance Period, the participant incurs a Separation from Service due to death or Disability, the participant’s awards shall be treated as provided in Section 5.9(b). Any awards vesting under this Section 5.9(a)(iii) shall vest at the end of the applicable Performance Period or upon the participant’s earlier Separation from Service due to death or Disability, as applicable.
(b)    Death or Disability. Unless provided otherwise by the Committee, if a participant incurs a Separation from Service due to death or Disability, the participant’s outstanding unvested awards under this Plan shall be eligible to vest as follows:
(i)    For awards that vest based solely on continued service, the proportion of an award vesting under this provision shall be equal to the number of days in the Restriction Period for such award that elapsed before the Separation from Service divided by the total number of days in such Restriction Period (for the avoidance of doubt, net of any proportion of the award that has already vested).
(ii)    For stock-based Performance Awards, (A) the proportion of an award vesting under this provision shall be equal to the number of days in the Performance Period for such award that elapsed before the Separation from Service divided by the total number of days in such Performance Period (for the avoidance of doubt, net of any proportion of the award that has already vested), and (B) the amount of the award vesting under this provision shall be based on an assumed achievement of all relevant Performance Measures at the “target” level.
(iii)    For cash-based Performance Awards, the amount of an award vesting under this provision shall be based on an assumed achievement of all relevant Performance Measures at the “target” level.
Any awards vesting under this Section 5.9(b) shall vest upon the participant’s Separation from Service due to death or Disability.

(c)    In calculating the proportion of an award vesting under Sections 5.9(a) and 5.9(b), (A) for options and SARs, if the number of shares subject to an option or SAR becoming exercisable as of a vesting date is a fractional number, the number of shares becoming exercisable shall be rounded down to the nearest whole number with any fractional portion carried forward, and (B) for Restricted Stock, Restricted Stock Units and Performance Awards, if the number of shares determined as of a vesting date is a fractional number, the number of shares vesting shall be rounded down to the nearest whole number with any fractional portion carried forward.
(d)    Separation from Service for Cause. The Company may annul an award under this Plan if the participant incurs a Separation from Service for Cause. All awards under this Plan shall also be subject to the Company’s Executive Recoupment Policy and any Company clawback or similar policy and any applicable law related to such actions. A participant’s acceptance of a Plan award shall be deemed to constitute the participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of the Executive Recoupment Policy and any other applicable Company clawback or similar policy that may apply to the participant, whether adopted before or after the Amendment Date, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.
(e)    Other Separations from Service. Except as provided in Sections 5.9(a), 5.9(b), and 5.9(d), and otherwise in this Plan, any other terms relating to the treatment of an award under this Plan upon a Separation from Service shall be determined by the Committee and set forth in the applicable award Agreement.
5.10    Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options, and SARs) made hereunder shall be deferred, or the Committee may approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine.
5.11    No Right of Participation, Employment, or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary, or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary, or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.
5.12    Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.
5.13    Designation of Beneficiary. A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee.
Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.
If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative, or similar person.
5.14    Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
5.15    Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
5.16    Severability. If any term or condition of this Plan or any Agreement is determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining terms and conditions hereof and thereof shall be severable and enforceable, and all terms and conditions shall remain enforceable in any other jurisdiction.
5.17    Section 409A. This Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Any payments described in this Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. For purposes of Section 409A, each installment payment under this Plan shall be treated as a separate payment. Notwithstanding any other term or condition of this Plan, to the extent required to avoid accelerated taxation or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided under this Plan during the six-month period immediately after a participant’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the participant’s Separation from Service (or the participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any participant under Section 409A and neither the Company nor the Board shall have any liability to any participant for such tax or penalty.
5.18    No Limitations on Company. The grant of awards under this Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.